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                                                                       EXHIBIT 5

                     [LETTERHEAD OF BAKER & BOTTS, L.L.P.]


July 15, 1998


Board of Directors
Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000


Gentlemen:

    This opinion letter is being delivered in connection with the registration statement on Form S-3 (File No. 333-56635) (the "Registration Statement"), filed by Tele-Communications, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering from time to time of: (i) debentures, notes, bonds or other evidences of indebtedness of the Company ("Debt Securities"), (ii) shares of the Series Preferred Stock, par value $.01 per share, of the Company ("Series Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares") if the Company elects to issue fractional interests in shares of a series of Series Preferred Stock,
(iii) shares of the Company's Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share ("Series A TCI Group Common Stock"),
(iv) shares of the Company's Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share ("Series A Liberty Media Group Common Stock"), (v) shares of the Company's Tele-Communications, Inc. Series A TCI Ventures Group Common Stock, par value $1.00 per share ("Series A TCI Ventures Group Common Stock"), and (v) shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock which may be issuable upon conversion of Debt Securities or upon conversion of Series Preferred Stock (the Debt Securities, Series Preferred Stock, Depositary Shares, Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock and Series A TCI Ventures Group Common Stock are collectively referred to herein as the "Offered Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed $2.5 billion, at prices and on terms to be determined at or prior to the time of sale thereof.

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Tele-Communications, Inc.                                          July 15, 1998
Page 2

     As described in the Registration Statement, the Series A TCI Group Common Stock, the Series A Liberty Media Group Common Stock and the Series A TCI Ventures Group Common Stock are authorized series of Common Stock of the Company, shares of which are issuable in accordance with the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate of Incorporation"). The Series Preferred Stock is issuable in series in accordance with the Restated Certificate of Incorporation pursuant to resolutions to be adopted by the Board of Directors of the Company, or an authorized committee thereof, and set forth in one or more certificates of designations (each a "Certificate of Designations") to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") pursuant to Section 151 of the General Corporation Law of the State of Delaware. The Depositary Shares are to be issued under a deposit agreement (the "Deposit Agreement") to be entered into between the Company, a depositary to be named by the Company (the "Depositary") and the holders from time to time of depositary receipts evidencing Depositary Shares. The Company may issue, in series, senior Debt Securities under an Indenture between the Company and The Bank of New York as trustee (the "Senior Indenture"), senior subordinated Debt Securities under an Indenture between the Company and a trustee to be named therein (the "Senior Subordinated Indenture"), or subordinated Debt Securities under an Indenture between the Company and a trustee to be named therein (the "Subordinated Indenture"), or any combination of senior, senior subordinated and subordinated Debt Securities. The Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are herein referred to individually as an "Indenture" and collectively as the "Indentures". The Indentures will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     Certain terms of the Offered Securities to be issued from time to time will be approved by the Board of Directors of the Company or by authorized committees thereof, as part of the corporate action to be taken (the "Corporate Proceedings") in connection with the issuance of such securities. In connection with the issuance of any series of Debt Securities the Company and the trustee under the Indenture covering such Debt Securities will enter into a supplemental indenture to such Indenture (a "Supplemental Indenture"), setting forth specific terms of such Debt Securities.

     In connection herewith, we have examined, among other things, the originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of the Restated Certificate of Incorporation; the By-Laws of the Company, as amended; resolutions adopted by the Company's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement and related matters (collectively, the "Board Resolutions"); the form of each Indenture; the form of underwriting agreement for equity securities; the form of underwriting agreement for Debt Securities; the form of Deposit Agreement; and such other documents, records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have relied, to the extent we deemed such reliance appropriate, on certificates of officers of the Company as to factual matters. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original
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Tele-Communications, Inc.                                          July 15, 1998
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documents of all documents submitted to us as certified, conformed or reproduction copies. We have further assumed that (i) the definitive Indentures and Deposit Agreement will not differ materially from the forms of such documents included as exhibits to the Registration Statement and (ii) there will be no changes in applicable law between the date of this opinion and any date of issuance of Offered Securities, or any date of issuance or delivery of shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock which may be issuable upon the conversion of Series Preferred Stock or Debt Securities.

     Based upon the foregoing, we are of the opinion that:

     1. When, in the case of shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock, all Corporate Proceedings have been completed, certificates representing such shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock (as applicable) have been duly executed by the proper officers of the Company and the transfer agent and such shares have been sold as contemplated by the Registration Statement, the prospectus included therein and the applicable supplement to such prospectus, such shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock (as applicable) will be duly authorized, validly issued, fully paid and non-assessable.

     2. When, in the case of shares of a series of Series Preferred Stock, all Corporate Proceedings have been completed, the applicable Certificate of Designations is executed by the proper officers of the Company, delivered and filed with the Delaware Secretary of State, certificates representing shares of such series of Series Preferred Stock have been duly executed by the proper officers of the Company and the transfer agent and such shares have been issued and sold in accordance with the terms of the applicable Certificate of Designations and as contemplated by the Registration Statement, the prospectus included therein and the applicable supplement to such prospectus, such shares of Series Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

     3. When, in the case of Depositary Shares, the Deposit Agreement relating to such Depositary Shares has been executed and delivered by the Company and the Depositary, all Corporate Proceedings relating to such Depositary Shares and the shares of Series Preferred Stock to be represented thereby have been completed, the shares of Series Preferred Stock to be represented by such Depositary Shares have been issued in accordance with Paragraph 2 above and delivered to the Depositary against receipt of depositary receipts evidencing such Depositary Shares, executed by the Depositary, and such Depositary Shares have been issued and sold as contemplated by the Registration Statement, the prospectus contained therein and the applicable supplement to such prospectus, such Depositary Shares will be legal, valid and binding obligations of the Company, entitled to the benefits of the Deposit Agreement relating to such Depositary Shares, except as enforcement thereof
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Tele-Communications, Inc.                                          July 15, 1998
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may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may not be available.

     4. When, in the case of Debt Securities issued under any of the Indentures, (i) the applicable Indenture (and, if applicable, any Supplemental Indenture) has been executed and delivered by the parties thereto (and provided that the trustee named therein is eligible to act as such under the Trust Indenture Act) and been qualified under the Trust Indenture Act, (ii) the definitive form and terms of such Debt Securities and of their issue and sale have been duly established in accordance with the Board Resolutions, the Corporate Proceedings and the provisions of the applicable Indenture (and any Supplemental Indenture) so as not to violate any applicable law or agreement or instrument then binding on the Company, (iii) such Debt Securities have been duly executed by the proper officers of the Company and authenticated by the Trustee or Trustees for the series to be issued in accordance with the applicable Indenture (and any Supplemental Indenture) and (iv) such Debt Securities have been issued and sold as contemplated in the Registration Statement, the prospectus contained therein and the applicable supplement to the prospectus, such Debt Securities will be legal, valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may not be available.

     5. When, in the case of a series of Series Preferred Stock that is convertible into shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock, such shares of Series Preferred Stock have been issued in accordance with Paragraph 2 above, shares of such series of Series Preferred Stock have been surrendered to the Company for conversion in accordance with the applicable Certificate of Designations and certificates representing the shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock (as applicable) issuable upon such conversion have been duly executed by the proper officers of the Company and the transfer agent and delivered against receipt of such shares of Series Preferred Stock such shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock (as applicable) will be duly authorized, validly issued, fully paid and non-assessable.

     6. When, in the case of any Debt Securities that are convertible into shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock, such Debt Securities have been issued in accordance with Paragraph 4 above, such Debt Securities have been surrendered to the Company or the conversion agent for conversion in accordance with the applicable Indenture (and any applicable Supplemental Indenture) and certificates representing the shares of Series A TCI Group Common Stock,
Series A
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Tele-Communications, Inc.                                          July 15, 1998
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Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock
(as applicable) issuable upon such conversion have been duly executed by the proper officers of the Company and the transfer agent and delivered against receipt of such Debt Securities from shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock (as applicable) reserved therefor in accordance with the Board
Resolutions, such shares of Series A TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series A TCI Ventures Group Common Stock (as applicable) will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement (and to any registration statement that may be filed in connection therewith pursuant to Rule 462(b) under the Act) and to the reference to us contained therein under the heading "Legal Matters". In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,



                              Baker & Botts, L.L.P.